STRONG EQUITY FUNDS, INC.
                          -STRONG SMALL CAP GROWTH FUND

                          STOCK SUBSCRIPTION AGREEMENT

To the Board of Directors of Strong Equity Funds, Inc.:

         The undersigned purchaser (the "Purchaser") hereby subscribes to 50,000 shares (the "Shares") of common stock, $10.00 par value (the "Common Stock"), of Strong Equity Funds, Inc. - Strong Small Cap Growth Fund in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of Five Hundred Thousand Dollars ($500,000).

         It is understood that a certificate representing the Shares may be issued to the undersigned at the discretion of an officer of the Strong Equity Funds, Inc. any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, except to the extent permitted by applicable law.

         The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

         Dated and effective this 30th day of September, 2003.

                          STRONG FINANCIAL CORPORATION

                          By: /s/ Richard W. Smirl
                             ______________________
                               Richard W. Smirl
                               Secretary

                                   ACCEPTANCE

         The foregoing subscription is hereby accepted. Dated and effective as of this 30th day of September, 2003.

                            STRONG EQUITY FUNDS, INC.
                          Strong Small Cap Growth Fund

                          By:  /s/ Christopher O. Petersen
                            _________________________
                            Christopher O. Petersen
                            Vice President and Assistant Secretary

                         Attest: /s/ Kerry A. Jung
                                 _______________________
                                  Kerry A. Jung
                                  Associate Counsel